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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                January 4, 1996


                            The Walt Disney Company
             (Exact name of registrant as specified in its charter)


                                    Delaware
                    (State or jurisdiction of incorporation)


     1-4083                                       95-0684440
(Commission File Number)               (IRS Employer Identification No.)



            500 South Buena Vista Street, Burbank, California 91521
         (Address of principal executive offices)           (Zip Code)


                                 (818) 560-1000
                        (Registrant's Telephone Number)
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Item 5.  Other Events
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     At a Special Meeting of Stockholders of The Walt Disney Company (the
"Company") duly held on January 4, 1996 (the "Special Meeting"), holders of approximately 73% of the outstanding shares of the Company's common stock, par value $.025 per share (the "Company Common Stock"), approved the acquisition by the Company of Capital Cities/ABC, Inc. ("CC/ABC") pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995, between the Company and CC/ABC. Consummation of the acquisition remains subject to the receipt of certain approvals from regulatory authorities and the satisfaction or waiver of customary closing conditions.

     In addition, at the Special Meeting, holders of approximately 82% of the shares of Company Common Stock represented in person or by proxy at the Special Meeting approved the adoption of the Company's 1995 Stock Incentive Plan and an amendment to the Company's 1990 Stock Incentive Plan to conform such Plan to the 1995 Stock Incentive Plan.

     The press release of the Company, dated January 4, 1996, relating to the Special Meeting is filed herewith as Exhibit 99 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

     (c)  Exhibits.
          --------


           99   Press release of the Company dated January 4, 1996.
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE WALT DISNEY COMPANY



                              By:  /s/ David K. Thompson
                                   ------------------------------------------
                              David K. Thompson
                              Senior Vice President --
                              Assistant General Counsel


Date:  January 5, 1996
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                                 EXHIBIT INDEX
                                 -------------


Number                       Subject Matter
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99        Press release of the Company dated January 4, 1996.